UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2009 (July 23, 2009)

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year
SIGNATURE
INDEX TO EXHIBITS
EX-3.1:	CERTIFICATE OF DESIGNATION OF SERIES 1 PREFERRED SHARES OF JAG MEDIA HOLDINGS, INC.
EX-99.1:	PRESS RELEASE DATED JULY 24, 2009

Item 5.03 Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

On July 23, 2009 JAG Media Holdings Inc. (“JAG Media”), filed with the Secretary of State of Nevada a Certificate of Designation establishing an initial series of JAG Media’s previously authorized preferred shares, which series is designated as “Series 1 Preferred Stock.” The Certificate of Designation was filed pursuant to the terms of that certain Voting and Exchange Trust Agreement dated July 6, 2009, entered into among JAG Media, CardioGenics ExchangeCo Inc. (“ExchangeCo”) and WeirFoulds LLP, as trustee (the “Trust Agreement”), which requires that the Certificate of Designation for the Series 1 Preferred Stock be filed on or prior to the closing of the acquisition of CardioGenics Inc. (“CardioGenics”) by ExchangeCo.

Pursuant to the Trust Agreement, the parties made provision and established procedures whereby, among other matters, voting rights in JAG Media shall be exercisable by the holders from time-to-time of the ExchangeCo “Exchangeable Shares” (as defined in the Trust Agreement), which will be initially issued at the closing of the acquisition of CardioGenics by ExchangeCo, to certain CardioGenics stockholders who elect to receive such shares (in lieu of JAG Media common shares) in consideration for the surrender of their shares in CardioGenics (the “JAG Voting Rights”).

In order to effectuate the JAG Voting Rights in accordance with the terms of the Trust Agreement, the Certificate of Designation provides, among other matters, that:

(1)	the initial number of shares constituting the Series 1 Preferred Stock shall be one (1) share, which shall have a par value of $0.0001;

(2)
during the term of the Trust Agreement, JAG Media may not, without the consent of the holders of the Exchangeable Shares (as defined in the Trust Agreement), issue any shares of its Series I Preferred Stock in addition to the one (1) share of Series 1 Preferred Stock issued to the trustee pursuant to the Trust Agreement;

(3)
the Series 1 Preferred Stock entitles the holder of record to a number of votes at meetings of holders of common shares of JAG Media equal to the number of Exchangeable Shares outstanding from time to time (other than the Exchangeable Shares held by JAG Media and its affiliates); and

(4)
the trustee (as defined in the Trust Agreement) shall exercise the votes held by the Series 1 Preferred Stock pursuant to and in accordance with the instructions of the holders of the Exchangeable Shares, as set forth in the Trust Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of JAG Media, ExchangeCo and/or CardioGenics in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

The foregoing description of the Certificate of Designation of the Series 1 Preferred Stock of JAG Media does not purport to be complete and is qualified in its entirety by reference to the full text of such Certificate of Designation filed as Exhibit 3.1 hereto. A press release regarding the status of the acquisition of CardioGenics by ExchangeCo is also filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

3.1	Certificate of Designation of Series 1 Preferred Shares of JAG Media Holdings, Inc.
99.1	Press Release dated July 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman of the Board, Chief Executive Officer & General Counsel

Dated: July 24, 2009